March 19, 2020




U. S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

     I hereby authorize David R. Bochenek, Senior Vice President/
Chief Accounting Officer/Controller and/or Lucy A. Rutishauser,
Executive Vice President/Chief Financial Officer to sign and file form 4's and form 5's with the U.S. Securities and Exchange Commission on my behalf. This authorization shall be in effect until December 31, 2020.

                Very truly yours,

                /s/ Lawrence E. McCanna

                Lawrence E. McCanna